UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2024

Entero Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Change in Registrant’s Certifying Accountant.

Resignation of Forvis Mazars, LLP

On August 9, 2024, Forvis Mazars, LLP (formerly FORVIS, LLP) (“Forvis Mazars”) notified Entero Therapeutics, Inc. (the “Company”) that Forvis Mazars has decided to resign as the independent registered public accounting firm of the Company, effective immediately.

The Audit Committee of the Board (the “Audit Committee”) appointed Forvis Mazars to serve as the Company’s independent registered public accounting firm on June 1, 2024, and as such, Forvis Mazars did not provide any audit reports on the financial statements of the Company for the fiscal years ended December 31, 2023 and 2022.

Forvis Mazars resigned due to a belief that the Company can no longer generate reliable information to prepare its financials as a result of the cost reduction measures and other corporate developments disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 7, 2024. The Company disagrees with Forvis Mazars’ belief (the “Disagreement”). Notwithstanding Forvis Mazars’ resignation, the Company believes it has sufficient management and governance in place, including a full-time CFO and corporate controller, and an audit committee of the Company’s Board that fully satisfies the corporate governance requirements of the Nasdaq Stock Market LLC and Securities Exchange Act Rule 10A-3. Members of the Company’s Audit Committee, upon being notified by Forvis Mazars of the resignation, discussed the Disagreement with Forvis Mazars. The Company has authorized Forvis Mazars to respond fully to the inquiries of any successor accountant concerning the subject matter of the Disagreement.

From the appointment of Forvis Mazars to the date of Forvis Mazars’ resignation (the “Interim Period”), there were no disagreements between the Company and Forvis Mazars on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Forvis Mazars, would have caused Forvis Mazars to make reference to any subject matter of the disagreements in connection with its audit reports on the Company’s financial statements. During the Interim Period, Forvis Mazars did not advise the Company of any matters specified in Item 304(a)(1)(v) of Regulation S-K other than the subject matter of the Disagreement discussed above.

The Company has requested that Forvis Mazars, review the disclosures contained in this report and has asked Forvis Mazars to furnish it with a currently dated letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views or the respects in which it does not agree with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director to Board of Directors

On August 9, 2024, the Company’s Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Timothy R. Ramdeen as a member of the Board.

Timothy Ramdeen, 33, has nearly a decade of experience in private equity and hedge fund investing, capital markets, and company formation. Since June 2022, Mr. Ramdeen has been founder and managing partner of Dharma Capital Advisors, an investment and advisory firm focused on early-stage private and public companies. From March 2021 to March 2022, Mr. Ramdeen was co-founder, chief investment officer, and portfolio manager at Sixth Borough Capital Management, a multi-stage, event-driven hedge fund focused on both private and public equities. Since 2022, Mr. Ramdeen has been the co-founder of Amplexd Therapeutics, which is a women’s health/biotechnology company focused on providing low-cost, effective, safe and accessible treatments for early cervical and HPV-related cancers worldwide. Mr. Ramdeen also serves as a corporate advisor/board member to multiple early-stage companies and investment funds. Since January 2023, Mr. Ramdeen has been a director of Onconetix, Inc., a commercial-stage biotechnology company focused on the research, development, and commercialization of innovative solutions for men’s health and oncology. Previously, Mr. Ramdeen was the fifth hire at Altium Capital Management (“Altium”), a healthcare-focused investment firm, where from July 2019 to March 2021 he served as the sole investment analyst on the private capital markets/special situations desk (privately-negotiated financings, direct investments, event-driven long/short, and private to public investments in micro and small-cap companies). During his tenure at Altium, Mr. Ramdeen was instrumental in co-creating the firm’s SPAC and reverse merger investment efforts and establishing extensive relationships with sell-side constituents, buy-side counterparts, and hundreds of private and publicly traded companies across biotechnology, therapeutics, healthcare services, medical devices and medtech. Mr. Ramdeen received his B.S. in Biology from Temple University, where he conducted scientific research across neurology, oncology, and developmental biology. In addition, Mr. Ramdeen earned his MBA in Finance from NYU Stern School of Business. Mr. Ramdeen brings to our Board extensive experience in capital advisement and company development, specifically within the life science industry and for publicly traded companies.

Mr. Ramdeen will be compensated in accordance with the Company’s standard non-employee director compensation plan.

Mr. Ramdeen does not have any family relationship with any of the executive officers or directors of the Company and is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Ramdeen will enter into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2022.

Appointment of Directors to Committees

As previously reported on a Current Report on Form 8-K filed by the Company with the SEC on August 7, 2024, Terry Coelho and Charles Casamento resigned as members of the Board. Ms. Coelho and Mr. Casamento also resigned as members of the Audit Committee and the Compensation Committee of the Board (the “Compensation Committee”).

On August 7, 2024, the Board appointed Chaitan Khosla and Alastair Riddell to the Audit Committee to fill the vacancies created by the resignations of Ms. Coelho and Mr. Casamento, and the Board appointed Edward J. Borkowski to serve as Chair of the Audit Committee.

On August 7, 2024, the Board also appointed Mr. Borkowski to the Compensation Committee to serve as its Chair and to fill the vacancy created by the resignation of Ms. Coelho.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter, dated August 15, 2024, from Forvis Mazars, LLP to the U.S. Securities and Exchange Commission.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERO THERAPEUTICS, INC.

Date: August 15, 2024	By:	/s/ James Sapirstein
James Sapirstein
Chief Executive Officer